UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                                  TO

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2008

                         Nyer Medical Group, Inc.
         (Exact Name of Registrant as Specified in its Charter)

                               Florida
             (State or other jurisdiction of incorporation)

000-20175                                       01-0469607
(Commission                                     (IRS Employer
File Number)                                  Identification No.)

          1292 Hammond Street, Bangor, Maine           04401
     (Address of principal executive offices)       (Zip Code)

                             (207) 942-5273
                        Registrant's telephone number,
                           including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))









                                 1
Item 1.01   Entry into a Material Definitive Agreement.

     On October 24, 2004, KeyBank National Association (the (Bank) entered into a financing arrangement with ADCO Surgical Supply, Inc. (ADCO) (a wholly-owned subsidiary of Nyer Medical Group, Inc. (Nyer Medical)). The arrangement had been renewed through November 30, 2007. The facility provided ADCO with a Working Capital Line of Credit in the maximum principal amount of $300,000, which line of credit is secured by a lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine. The line of credit is guaranteed by Nyer Medical pursuant to a commercial guaranty. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit is in monthly payments of interests only, with the principal being due at maturity, unless renewed (or otherwise provided for). Prior to the maturity date, ADCO must repay the loan upon the demand of the Bank. In addition to the commercial guaranty noted above, which was executed by Nyer Medical in favor of the Bank, the other material documents executed in connection with this financing arrangement were (a) a promissory note by ADCO in favor of the Bank and (b) a mortgage executed by ADCO in favor of the Bank. Such agreements were attached as exhibits to the report on Form 10-K filed by Nyer Medical on October 18, 2004. On November 30, 2007, the Bank agreed to forbear from demanding payment of the current balance of $265,000, which was due on November 30, 2007, until at least February 28, 2008, provided there were no events of default. Attached to this Form 8-K is the forbearance letter from the Bank which provides for the Bank to forbear from demanding payment of the current balance of $265,000 until March 31, 2008, provided there are no events of default. The letter also discusses the possibility of renewing the facility or restructuring of the current balance upon the review by the Bank of a stock transaction of Nyer Medical which was completed on February 4, 2008 as described on the Form 8-K filed by Nyer Medical with the Securities and Exchange Commission on February 8, 2008.


























                                    2
Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

10.1 Letter of Forbearance, dated February 28, 2008, from KeyBank National Association to ADCO Surgical Supply, Inc.


















































                                    3
                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on this 3rd day of March 2008.


                                        Nyer Medical Group, Inc.


                                        By:   /s/ Karen L. Wright
                                        Name:     Karen L. Wright
                                        Title:    Vice President - Finance











































                                     4
Exhibit 10.1


KeyBank National Association
23 Water Street
Bangor, Maine 04401
207-945-0627


February 28, 2008


ADCO Surgical Supply, Inc.
Attn:  Karen Wright, CFO
1292 Hammond Street
Bangor, ME 04401

RE:  $300,000 Working Capital Line of Credit

Dear Karen,

KeyBank is reviewing the stock transaction completed earlier this month and has not determined the most appropriate structure for the Working Capital Line of Credit at this time. We expect to complete the underwriting in the next 2 weeks. We understand that the "Going Concern" issues are no longer present in the financial statements. In the letter dated November 30, 2007, KeyBank indicated that it has exercised its rights to limit the line to the current balance and forbear from issuing demand. Given the successful events in February, KeyBank agrees to extend the November agreement until March 31, 2008.

KeyBank will consider renewal or restructuring the current balance and inform you of its decision prior to such date of March 31, 2008.

If you have any questions regarding this letter or any other banking services, please give me a call.

Sincerely,

/s/ Steve Thomas
Steve Thomas, Vice President
KeyBank National Association







                                    5